Exhibit 4.1

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT Not for Execution

Subscription Agreement Form	For assistance: (844) 753-6354 (Mon to Fri 8:00am – 5:00pm CST.)

Subscription Agreement to purchase shares of PGIM Private Credit Fund (set up a new account)

1. Your Investment

A. Investment Information

Investment Amount $

B. Investment Method

● Please make check payable to PGIM Investments and send the completed agreement and checks to:

Regular Mail PGIM Investments PO Box 219929 Kansas City MO 64121-9929	Express Mail PGIM Investments 430 W 7th Street Suite 219929 Kansas City, MO 64105-1407

● By wire: Please contact us at (844) 753-6354 for account number before sending wire.

Bank: UMB Bank

SS&C GIDS, Inc. As Agent For PGIM Investments

ABA routing # 1010-0069-5

Account number: 9872656466

Address:

1055 BROADWAY BLVD STE 311

KANSAS CITY MO 64105-157

5FFC: Reference client account number and name

C. Share Class Selection

☐	Share Class S* TA code 5182 (Minimum investment is $2,500)	☐	Share Class D ** TA code 5181 (Minimum investment is $2,500)	☐	Share Class I*** TA code 5180 (Minimum investment is $10,000 for qualifying investors or $1,000,000) (If you select Class I, then also check one box at the bottom of page 2)

*Class S available to the general public through selling agents and other financial intermediaries that offer such share class.

**Class D available to direct investors to the PGIM Private Credit Fund without a selling agent or other financial intermediary through (1) a fee-based program, (2) participating broker with alternate fee arrangements, (3) transaction/ brokerage platforms at participating brokers, (4) certain registered investment advisors, and (5) bank trust departments or other organizations authorized to act in a fiduciary capacity.

***Class I has no upfront selling commission or shareholder servicing or distribution feed are paid for sales of Class I Shares. Class I is eligible (1) through fee-based programs that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, and (5) to PGIM/Prudential Employees and their immediate family members. The Distributor has determined that Class I purchase minimums will be waived for clients of Registered Investment Advisors, Dealers who offer Class I by agreement and PGIM/Prudential Employees and their immediate family members. The Distributor waives or reduces the minimum initial investment for Class I Shares to $10,000 or less for certain categories of investors. See PGIM Private Credit Fund’s Prospectus for additional eligibility requirements.

2. Registration: (Choose A, B, or C) Add custodian to section D if applicable**

A. ☐ Individual ☐ Joint Account* ☐ IRA account	**(if you do not have an IRA custodian please contact us.)

Owner Name (First Name, MI, Last Name)	Social Security Number	Date of Birth (MM/DD/YYYY)

Joint Owner Name (First Name, MI, Last Name)	Social Security Number	Date of Birth (MM/DD/YYYY)

B. ☐ Uniform Gifts/Transfers to Minors Act (UGMA/UTMA) Account

State under whose laws the gift or transfer is being made.

Minor Name (First Name, MI, Last Name)	Social Security Number	Date of Birth (MM/DD/YYYY)

Adult Custodian Name (First Name, MI, Last Name)	Social Security Number	Date of Birth (MM/DD/YYYY)

*(If more than one owner, “joint tenants with rights of survivorship” is assumed unless otherwise specified.)

C. ☐ Trust ☐ Corporation ☐ 401(K) ☐ Conservator/Guardianship ☐ Partnership ☐ Other

Name of Entity (as it appears on supporting documents) See additional notes on page 6 for entity accounts	☐ Tax ID or ☐ SSN*	Date of Formation (MM/DD/YYYY)

☐ Yes ☐ No Tax Exempt?

Entity Legal Address

Authorized Signor (First Name, MI, Last Name)	Social Security Number	Date of Birth (MM/DD/YYYY)

D. Custodian Information**

Custodian Name	Custodian Tax ID

Custodian Phone#		Custodian Stamp Here

Note for all applicants, please check one box below:

☐	"Benefit Plan Investor under ERISA	☐	Prudential Employee	☐	Prudential Officer or Director	☐	Immediate Family Member of Prudential Officer or Director	☐	Not Applicable

3. Registration Mailing Address and Additional Owner Information

Your account will have one primary mailing address and will be considered the account’s address of record and be used for all account mailings. (You may use a PO Box as a mailing address.)

Street address (You may use a PO Box for account mailings)

City	State	ZIP Code

*Email address	Phone Number

Sign Me Up For e-Delivery!

	Primary Investor Initial	Co-Investor Initial
I choose e-Delivery for Statements, Confirmations, Fund Prospectuses, Tax Forms and shareholder reports*

*By enrolling for e-Delivery you consent to receive electronic versions instead of paper copies of documents for your account. Once your account is established visit https://pgim.com/privatecredit to enroll your account for online access. Once enrolled you can choose other e-Delivery options. PGIM will only use your email address to provide you with the material you requested or to send important news about your account.

Note: All documents will be sent to you by U.S. Mail if you do not select a delivery preference.

With respect to any use by the RIA or BD, as applicable, of the electronic delivery and electronic signature of this Subscription Agreement, the RIA or BD, as applicable, represents and warrants that it has complied with all applicable rules, regulations and guidelines issued by the SEC, FINRA, the North American Securities Administrators Association, Inc. (“NASAA”) (including all of the applicable requirements set forth in the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures, as may be amended from time to time (the “Statement of Policy”), in every U.S. jurisdiction irrespective of whether the jurisdiction has adopted such policy) and individual state securities administrators and any other applicable laws or regulations and guidelines pertaining to the electronic delivery and electronic signature of the Subscription Agreement. The RIA or BD, as applicable, acknowledges that it is acting as an agent of the Company only with respect to the electronic delivery of the Subscription Agreement, the administration of the subscription process and the obtainment of electronic signatures thereto and only to the extent its actions are in compliance with the Statement of Policy and the provisions of this Subscription Agreement.

4. Additional Owner Information (if applicable, otherwise go to section 5)

A. Information for: ☐ Co-Owner ☐ Minor ☐ Trustee ☐ Authorized Signor ☐ Other

Please provide the below information for each co-owner/ minor/ custodian/ trustee or authorized signor on the account (section A, B, C or D).

Residential/Permanent address is required (we cannot accept a PO Box or a rural route number)

☐	Check here if owner address is same as mailing address

First Name, MI, Last Name	Social Security Number	Date of Birth (MM/DD/YYYY)

Street address (may not be a PO Box)

City	State	ZIP Code

Home phone	Cell phone

Marital Status: ☐ Married ☐ Single ☐ Widowed ☐ Divorced	Number of Dependents

4. Additional Owner Information (continued)

Citizenship ☐ U.S. Citizen ☐ Resident alien ☐ Nonresident alien*	Country of residence

For Foreign Persons: Passport Number and Country of Issuance, or other similar identification number

Occupation	Primary Industry (i.e. manufacturing, retail, transportation, finance)

Ranges	Annual Income	Liquid Net Worth**
$0-49,999	☐	☐
$50,000-99,999	☐	☐
$100,000-249,999	☐	☐
$250,000-499,999	☐	☐
$500,000-999,999	☐	☐
$1,000,000-4,999,999	☐	☐
$5,000,000 +	☐	☐

* Nonresident aliens must attach the applicable Internal Revenue Service (IRS) Form W-8 (BEN, ECI, EXP, IMY), which can be obtained at www.irs.gov.

** For the purposes of Section 4, the term “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

B. Information for: ☐ Co-Owner ☐ Custodian ☐ Co-Trustee ☐ Other

Please provide the below information f or each co-owner/ minor/ custodian/ trustee on the account (section A, B, C or D)

☐	Check here if owner address is same as mailing address

First Name, MI, Last Name	Social Security Number	Date of Birth (MM/DD/YYYY)

Street address (may not be a PO Box)

City	State	ZIP Code

Home phone	Cell phone

Marital Status: ☐ Married ☐ Single ☐ Widowed ☐ Divorced	Number of Dependents

Citizenship ☐ U.S. Citizen ☐ Resident alien ☐ Nonresident alien*	Country of residence

4. Additional Owner Information (continued)

For Foreign Persons: Passport Number and Country of Issuance, or other similar identification number

Occupation	Primary Industry (i.e. manufacturing, retail, transportation, finance)

Ranges	Annual Income	Liquid Net Worth**
$0-49,999	☐	☐
$50,000-99,999	☐	☐
$100,000-249,999	☐	☐
$250,000-499,999	☐	☐
$500,000-999,999	☐	☐
$1,000,000-4,999,999	☐	☐
$5,000,000 +	☐	☐

* Nonresident aliens must attach the applicable Internal Revenue Service (IRS) Form W-8 (BEN, ECI, EXP, IMY), which can be obtained at www.irs.gov.

** For the purposes of Section 4, the term “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

5. Cost Basis Election

Please provide your cost basis calculation method. PGIM default method is Average Cost. If you accept PGIM default method for your taxable transactions, then you can skip this section. Under current IRS regulations, you have up to the date of the first redemption of shares acquired to change your elections.

Check only one method from the list below.

☐

Average Cost—Under this method, we use the average basis of all shares owned at the time of redemption, regardless of how long you owned them. To determine the holding period, the shares sold are considered to be those acquired first.

☐

First In First Out (FIFO)—This method keeps track of every tax lot of shares purchased. When calculating gain or loss, this method depletes tax lots in the chronological order in which available lots were acquired.

☐	Last In First Out (LIFO)—The most recent shares acquired will be redeemed first.

☐	Highest Cost In, First Out (HIFO)—The highest cost shares will be redeemed first.

☐	Lowest Cost In, First Out (LOFO)—The lowest cost shares will be redeemed first. Lowest Cost Long-Term

☐	Loss Gain Utilization (LGU)-- Evaluates losses and gains, and also strategically selects lots based on the loss/gain in conjunction with the holding period.

6. Designated Representative or Trusted Contact

Provide information about the person you designate to receive the applicable notice(s) or be contacted on your account. For more information please refer to the ‘How to Name a Third-Party Contact’ information attached to end of this application. By completing this section and signing this application, I hereby authorize PGIM to register a designated representative or trusted contact on my account. I understand that I may revoke this authorization at any time by providing written instructions to PGIM.

First name	Middle Initial	Last Name

Street Address

City	State	Zip Code

Home Phone	Mobile Phone	Email Address

Entity Accounts Additional Notes (Trusts, Corporations, Conservator/Guardianship.401(k), Partnership, Other:

We require that you include a copy of the pages in your trust or formation agreement that show the name of the entity or trust, the trust date, and a listing of all trustees or authorized signers and their signatures.

Follow the instructions in each section and complete all applicable sections. PGIM Investments is required to obtain, verify, and record information on each person who is associated with an account. This information is required under the USA Patriot Act to help the government fight the funding of terrorism and money laundering activities. If the correct information is not provided, we will be unable to open your new account.

Also, review the Privacy Policy at the end of this form and retain it for your records

We may ask for other information that will allow us to identify you. We may also ask for copies of documents. Please be sure to review and have each associated person sign the application. If you have more than 2 owners please include the information for each account owner on a separate sheet using the same format as in section 3.

Beneficial Owners/Executive Management: Federal regulation require certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. Please refer to the last page of this application for more information on beneficial owner disclosures.

Please provide a copy of a Corporate Resolution, List of Authorized Signers or Articles of Incorporation certified within 30 days stating the associated person(s) with authority to open the account on behalf of the entity.

If you do not have a Broker/Dealer you will need to complete the ‘INSTITUTIONAL SUITABILITY CERTIFICATE AFFIRMATIVE INDICATION OF EXERCISE OF INDEPENDENT JUDGMENT’ on page 13.

7.
Select How You Want to Receive Your Distributions (Please Read Entire Section and Select only one)

You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, MINNESOTA, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OKLAHOMA, OREGON, TENNESSEE, TEXAS, VERMONT OR WASHINGTON.

☐ If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan; please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below.

ONLY complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.

A.
☐ Check mailed to street address (only available for non-custodial investors).
B.
☐ Check mailed to secondary address (only available for non-custodial investors).
C.
☐ Direct Deposit by ACH (only available for non-custodial investors). PLEASE ATTACH A PRE-VOIDED CHECK
D.
☐ Check mailed to Third party Financial Institution (complete section below).

☐ If you ARE a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Tennessee, Texas, Vermont or Washington, you are not automatically enrolled in the Distribution Reinvestment Plan. Please check here if you wish to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

I authorize PGIM Private Credit Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify PGIM Private Credit Fund in writing to cancel it. In the event that PGIM Private Credit Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Bank Name	Bank Account Number	Bank Routing Number

Name Of Depositor (first, last name)	Name of Joint Depositor (first, last name)

At least one owner’s name must be listed on both the mutual fund account and the bank account that will be debited.

8.
Financial Professional To be completed by the Investor’s RIA or Registered Representative

The financial professional who is a registered representative (RR) of a Broker-Dealer (BD) or an investment adviser representative (IAR) of a Registered Investment Advisor (“RIA”) must sign below to complete the order. The RR and/or IAR, as applicable, hereby warrants that he/she is duly licensed and can advise investors regarding stock of the Company (as defined below) of any class or series (the “Shares”) in the state designated as the investor’s legal residence.

Name of Firm	Name of Financial Professional

Mailing Address

City	State	Zip Code

CRD or IARD	Name of Clearing Firm	Name of Affiliate RIA (if applicable)

E-mail Address	Fax Number

Operations Contact Name	Operations Contact Email Address

The RR or IAR must sign below to complete the order. The undersigned confirms by its signature, on behalf of the BD or RIA, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of Shares with such investor and (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares.

None of the BD, RR, RIA or IAR is authorized or permitted to give, and represents that it has not given, any information or any representation concerning the Shares except (i) as set forth in the prospectus, as amended and supplemented, and (ii) any additional sales literature which has been approved in advance in writing by PGIM Private Credit Fund (the “Company”) (such information, the “Supplemental Information”). Each of the BD, RR, RIA and IAR, as applicable, represents that it has not altered the prospectus or any Supplemental Information, including by supplementing the Supplemental Information with unapproved materials. Each of the BD, RR, RIA and IAR, as applicable, has delivered a copy of the prospectus, and all amendments and supplements thereto, to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares in order to ensure that all required documentation is completed and received by the Company at least five (5) business days prior to the first day of the calendar month, or such other date as may be specified in the prospectus (as amended and supplemented) from time to time. Each of the BD, RR, RIA and IAR, as applicable, represents that it has not shown or given to the investor or reproduced any material or writing which was supplied to it by the Company or its agents and marked “BD Only,” “RIA only,” “For Financial Advisor Use Only,” “For Financial Professional Use Only” or otherwise bearing a legend denoting that it is not to be shared with or given to investors.

The RIA represents that it is presently registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and has complied with registration or notice filing requirements of the appropriate regulatory agency of each state in which the RIA has clients, or is exempt from such registration requirements. The BD represents that it is presently registered as a broker or dealer under the Securities Exchange Act of 1934, as amended; is a member of the Financial Industry Regulatory Authority (FINRA), and has complied with registration or notice filing requirements of the appropriate regulatory agency of each state in which the BD has clients, or is exempt from such registration requirements. The RIA or BD, as applicable, represents that it is in compliance with all the applicable requirements imposed upon it under (a) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state and federal laws and regulations applicable to the activities of the RIA or BD, as applicable, pursuant to this Subscription Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury (“OFAC”); and (d) this Subscription Agreement and the prospectus as amended and supplemented. The RIA’s or BD’s, as applicable, acceptance of this Subscription Agreement constitutes a representation to the Company that the RIA or BD, as applicable, is a properly registered or licensed RIA or BD, duly authorized to perform that activities contemplated by this Subscription Agreement under federal and state securities laws and regulations and in the states in which such activities occur. The RIA or BD, as applicable, agrees to comply with the record-keeping requirements imposed by federal and state laws. The RIA is not a member of the FINRA and, based on the activities it performs, is not required to be a member of FINRA or to register as a broker or deal under federal or state laws, rules or regulations.

The RIA or BD, as applicable, represents that the investor meets the financial qualifications set forth in the prospectus, as amended and supplemented, or in any suitability letter or memorandum sent to it by the Company and a person who is eligible to purchase the applicable class of Shares as described in the prospectus, as amended and supplemented. The RIA or BD, as applicable, has made every reasonable effort to determine that the purchase of Shares by the investor is a in the investor’s best interest and appropriate investment for such investor. In making this determination, the RIA or BD, as applicable, has ascertained that the investor: (a) meets the minimum income and net worth standards established for the Company; (b) can reasonably benefit from the Company based on the prospective investor’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective investor’s overall financial situation; and (d) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the investor may lose the entire investment; (3) the lack of liquidity of the Shares; (4) the restrictions on transferability of the Shares; (5) the tax consequences of the investment; and (6) the background of the Company’s external advisor. The RIA or BD, as applicable, has made this determination on the basis of information it has obtained from the investor, including at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective investor, as well as any other pertinent factors. The RIA or BD, as applicable, agrees to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for the investor for a period of six years. The RIA or BD, as applicable, represents further that it has conducted, or has directed its agent or the account custodian to conduct on the RIA’s or BD’s behalf, all necessary due diligence and “know your customer” checks on the investor in order to comply with any and all applicable laws, rules, and regulations including, but not limited to, the USA Patriot Act of 2001, the Bank Secrecy Act, regulations or orders issued by OFAC, and any other applicable anti-money laundering laws, rules, or regulations. The RIA or BD, as applicable, further agrees to make the best interest records available to the Company upon request and to make them available to regulators and self- regulatory bodies upon the Company’s receipt of a subpoena or other appropriate document request from such agency.

Continued

The undersigned agrees by its signature, on behalf of itself and the RIA or BD, as applicable, listed below, that PGIM Private Credit Fund, Prudential Mutual Fund Services LLC (“PMFS”) and Prudential Investment Management Services LLC (“PIMS”), and each person who controls any of them within the meaning of either Section 15 of the Securities Act, are intended third-party beneficiaries of this attestation with the authority to directly seek redress for the violation of any of the representations, warranties and covenants contained herein. The RIA or BD, as applicable, agrees to indemnify and hold harmless PGIM Private Credit Fund, PMFS and PIMS, and each person who controls any of them within the meaning of either Section 15 of the Securities Act, from and against any and all loss, liability, claim, damage, expense or result of any regulatory action (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, arising out of any breach of the representations in this Section.

The undersigned represents that the Shares are being purchased through an RIA or BD.

X	X
Financial Professional Signature Date (mm/dd/yyyy)	Broker-Dealer or Clearing Firm / Platform Signature Date (mm/dd/yyyy) (If required by Broker)

9.
Subscriber Signatures (Account Owner or Authorized Person must complete)

PGIM Private Credit Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, PGIM Private Credit Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce PGIM Private Credit Fund to accept this subscription, I hereby represent and warrant to you as follows:

9.a.
Please Note: All Items in this section 9.a. must be read and initialed

		Primary Investor Initials	Co-Investor Initials

(i)	I have received the prospectus (as amended or supplemented) for PGIM Private Credit Fund at least five business days prior to the date hereof.
		Initials	Initials

(ii)

I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

		Initials	Initials

(iii)

In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.”

		Initials	Initials

(iv)	If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability requirements described above.
		Initials	Initials

(v)	I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.
		Initials	Initials

(vi)	I acknowledge that an investment in PGIM Private Credit Fund involves a higher degree of risk, including the risk that I may lose my entire investment.
		Initials	Initials

		Primary Investor Initials	Co-Investor Initials

(vii)	I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.
		Initials	Initials

(viii)	I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States
	except as otherwise described in the prospectus.	Initials	Initials

(ix)	I acknowledge that PGIM Private Credit Fund may enter into transactions with Prudential affiliates that involve conflicts of interest as described in the prospectus.
		Initials	Initials

(x)

I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share will generally be made available at https://www.pgim.com/privatecredit as of the last day of each month within 20 business days of the last day of each month.

		Initials	Initials

(xi)

I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on PGIM Private Credit Fund’s toll-free, automated telephone line, (844) 753-6354.

		Initials	Initials

9.b.
If you live in any of the following states, please complete Appendix A to PGIM Private Credit Fund Subscription Agreement:

Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, Ohio, Oklahoma, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

In the case of sales to fiduciary accounts, the minimum standards in Appendix A shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by PGIM Private Credit Fund. I acknowledge that the RIA or BD, as applicable, indicated in Section 8 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the RIA or BD of record at any time by contacting PGIM Private Credit Fund Investor Relations at the number indicated below.

If you do not have an RIA or BD indicated in Section 8 of this Agreement, the account is designated as “broker-dealer unassigned” and is considered a self-directed account. Please note that you are not a client of, and you have no relationship with, our affiliated FINRA-regulated broker-dealer, Prudential Investment Management Services LLC. Your account is held at the transfer agent Prudential Mutual Fund Services LLC.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1)
The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(2)
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)
I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
(4)
The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Non-individual Account (including participant-directed ERISA plans and retirement accounts)

ACCEPTANCE OF INVESTMENTS ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY THE FUND, ITS INVESTMENT ADVISER, ITS DISTRIBUTOR OR THE APPLICABLE FINANCIAL INTERMEDIARY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned hereby certifies and warrants that: (a) if acting on behalf of a corporation, partnership, trust or otherwise, he/she has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members (i) to complete, execute, and deliver this application form on their behalf; and (ii) if acting on behalf of themselves or on behalf of a corporation, partnership, trust or otherwise, to make and affirm and re-affirm (as the case may be) all of the representations, warranties, certifications, agreements, acknowledgments and undertakings set forth in this application form and in any prior application form submitted by such undersigned or on their behalf connection with a subscription to purchase shares, which representations, warranties, certificates, agreements, acknowledgments, elections and undertakings shall, for the avoidance of doubt, apply to their total investment in the Fund, including the additional shares subscribed for hereby; and (b) if acting on behalf of a corporation, partnership, trust or otherwise the investment in the Fund is authorized under applicable law and the governing documents of the entity, and has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

X		X
Account Owner or Authorized Signature	Date (mm/dd/yyyy)	Joint Owner or Authorized Signature	Date (mm/dd/yyyy)

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

10.
Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of PGIM Private Credit Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 or Section 9 above, they are asked to promptly notify PGIM Private Credit Fund and the RIA or BD, as applicable, in writing. The RIA or BD, as applicable, may notify PGIM Private Credit Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 or Section 9 above, and PGIM Private Credit Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of PGIM Private Credit Fund.

Return the completed Subscription Agreement to:

Standard mail to:	Overnight mail to:
PGIM Investments	PGIM Investments
PO Box 219929	430 W 7th Street Suite 219929
Kansas City, MO 64121-9929	Kansas City, MO 64105-1407

PGIM Private Credit Fund Investor Relations:

844-753-6354

Appendix A

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Investors in the following states have the additional suitability standards as set forth below.

	Primary Investor Initials	Co- Investor Initials

If I am an Alabama resident, I have either (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000 or (b) a minimum net worth of $350,000. In addition, an investment in PGIM Private Credit Fund and other non-traded direct participating programs shall not exceed 10% of my liquid net worth at the time of investment. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. If I am an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, I am not subject to the foregoing concentration limit.

	Initials	Initials

If I am a California resident, I may not invest more than 10% of my liquid net worth in the PGIM Private Credit Fund and must have either (a) a liquid net worth of $100,000 and annual gross income of $85,000 or (b) a liquid net worth of $350,000. For this purpose, the net worth shall be determined exclusive of
home, home furnishing and automobiles. Assets shall be valued at fair market value.	Initials	Initials

If I am an Idaho resident, I must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000.
	Initials	Initials

If I am an Iowa resident, I (i) have either (a) an annual gross income of at least

$100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). If I am an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, I am not subject to the foregoing concentration limit.

	Initials	Initials

If I am a Kansas resident, I understand that the Securities Division of the Kansas Department of Insurance recommends that Kansas investors limit their aggregate investment in PGIM Private Credit Fund’s securities and other similar investments to not more than 10% of their liquid net worth.

	Initials	Initials

If I am a Kentucky resident, I may not invest more than 10% of my liquid net worth in PGIM Private Credit Fund or its affiliates. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities. If I am an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, I am not subject to the foregoing concentration limit.

	Initials	Initials

	Primary Investor Initials	Co- Investor Initials

If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am a Massachusetts resident, I must have either (a) a minimum liquid net worth of $100,000 and a minimum annual gross income of $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a Massachusetts resident's investment in the PGIM Private Credit Fund, its affiliates and other non-publicly-traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth.

	Initials	Initials

If I am a Missouri resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in PGIM Private Credit Fund.
	Initials	Initials

If I am a Nebraska resident, in addition to the suitability standards set forth above, I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933 are not subject to the foregoing investment concentration limit.

	Initials	Initials

If I am a New Jersey resident, (1) I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, my total investment in PGIM Private Credit Fund, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10)% of my liquid net worth, and (2) I acknowledge that although PGIM Investments LLC (the “Manager” or “PGIM Investments”), the investment adviser to PGIM Private Credit Fund, will advance all organization and offering expenses of PGIM Private Credit Fund, and may elect to pay certain of PGIM Private Credit Fund’s expenses, PGIM Private Credit Fund is obligated to reimburse the Manager, and this will reduce the returns available to investors.

	Initials	Initials

If I am a New Mexico resident, in addition to the general suitability standards listed above, I may not invest, and I may not accept from an investor more than ten percent (10%) of my liquid net worth in shares of PGIM Private Credit Fund, its affiliates and in other non-traded business development companies.

Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. The condition shall not apply to investors who meet the definition of an accredited investor as defined in Regulation D under the Securities Act.

Initials	Initials

	Primary Investor Initials	Co- Investor Initials

If I am an Ohio resident, Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded BDCs. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. The condition also does not apply to purchasers who meet the definition of an accredited investor as defined in Regulation D under the Securities Act of 1933.

	Initials	Initials

If I am an Oregon resident, in addition to general suitability standards, if I am a non-accredited investor, I may not invest more than 10% of my liquid net worth in PGIM Private Credit Fund. “Liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings, and automobiles) minus total liabilities. If I meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, I am not subject to the limitation described in this paragraph.

	Initials	Initials

If I am a Puerto Rico resident, I may not invest more than 10% of my liquid net worth in PGIM Private Credit Fund, its affiliates and other non-traded real estate investment programs. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am a Tennessee resident, I must have a liquid net worth of at least ten times my investment in PGIM Private Credit Fund.

	Initials	Initials

If I am a Vermont resident and I am an accredited investor in Vermont, as defined in 17 C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am non-accredited Vermont investors, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

	Initials	Initials

Appendix B: Additional Questionnaire

Instructions: All purchasers please complete this Appendix B in its entirety.

1.	Are you a “benefit plan investor” within the meaning of the Plan Asset Regulations[1] or will you use the assets of a “benefit plan investor”[2] to invest in PGIM Private Credit Fund?	☐	Yes	☐	No

2.

If Question (1) above is “yes” please indicate the maximum percentage invested in PGIM Private Credit Fund that are the assets of “benefit plan investors” ______% (specify maximum percentage). You represent, warrant and covenant that this percentage shall not be exceeded without written approval by PMFS for so long as you hold an interest in PGIM Private Credit Fund.

%

3.

If you are investing the assets of an insurance company general account please indicate the maximum percentage of the insurance company general account’s assets invested in PGIM Private Credit Fund are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder. You represent, warrant and covenant that this percentage shall not be exceeded without written approval by PMFS for so long as you hold an interest in PGIM Private Credit Fund.

%

4.

Please indicate if you are “Controlling Person” defined as: (i) a person (including an entity), other than a “benefit plan investor” who has discretionary authority or control with respect to the assets of PGIM Private Credit Fund, a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any “affiliate” of such a person. An “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, “control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

		☐	Yes	☐	No

1 “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

2 The term “benefit plan investor” includes, for example: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for example, an individual retirement account (an “IRA”), an individual retirement annuity, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as, for example, a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

Information and Disclosures

CERTIFICATION REGARDING BENEFICIAL OWNERS OF LEGAL ENTITY CUSTOMERS

To help the government fight financial crime, Federal regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. Legal entities can be abused to disguise involvement in terrorist financing, money laundering, tax evasion, corruption, fraud, and other financial crimes. Requiring the disclosure of key individuals who own or control a legal entity (i.e., the beneficial owners) helps law enforcement investigate and prosecute these crimes.

Any person opening a new account on behalf of a legal entity with any of the following U.S. financial institutions: (i) a bank or credit union; (ii) a broker or dealer in securities; (iii) a mutual fund; (iv) a futures commission merchant; or (v) an introducing broker in commodities.

A legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in the United States or a foreign country. Legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf.

What information do I have to provide?

You are required to provide the name, legal address, date of birth and Social Security number (or passport number or other similar information, in the case of foreign persons) for the following individuals (i.e., the beneficial owners):

(i) Each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of the legal entity customer (e.g., each natural person that owns 25 percent or more of the shares of a corporation); and

(ii) An individual with significant responsibility for managing the legal entity customer (e.g., a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer). The number of individuals that satisfy this definition of “beneficial owner” may vary. Under section (i), depending on the factual circumstances, up to four individuals (but as few as zero) may need to be identified. Regardless of the number of individuals identified under section (i), you must provide the identifying information of one individual under section (ii). It is possible that in some circumstances the same individual might be identified under both sections (e.g., the President of Acme, Inc. who also holds a 30% equity interest). Thus, a completed form will contain the identifying information of at least one individual (under section (ii)), and up to five individuals (i.e., one individual under section (ii) and four 25 percent equity holders under section (i)).

The financial institution may also ask to see a copy of a driver’s license or other identifying document for each beneficial owner listed on this form.